UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): December 14, 2010

Total Nutraceutical Solutions, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See the description of a private placement transaction in Item 3.02 below, which is incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 14, 2010, Total Nutraceutical Solutions, Inc. (“TNS”) closed a private placement of units composed of shares of common stock and common stock purchase warrants for aggregate gross proceeds of $122,000.  The private placement was initiated on October 7, 2010.  Each unit was composed of one share of common stock, one three year “A” common stock purchase warrant exercisable at $0.15 per share, and one three year “B” common stock purchase warrant exercisable at $0.30 per share for a unit purchase price of $0.04 per unit.  An aggregate of 3,050,000 units were sold with 3,050,000 shares, 3,050,000 “A” warrants and 3,050,000 “B” warrants issued to seven investors.  The private placement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 505 of Regulation D under the Securities Act of 1933.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Common Stock and Warrant Purchase Agreement October 2010 Total Nutraceutical Solutions, Inc.

10.2

   Form of “A” Warrant October 2010 Total Nutraceutical Solutions, Inc.

10.3

   Form of “B” Warrant October 2010 Total Nutraceutical Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: December 20, 2010	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO